FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 2, 2022, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and ADICET THERAPEUTICS, INC., a Delaware corporation formerly known as Adicet Bio, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)
Amendments.

A. Section 6.6 is amended to read as follows:

Primary Depository. Borrower and Guarantor shall maintain the lesser of Two Hundred Million Dollars ($200,000,000) or seventy percent (70%) of their combined balances in demand deposit accounts, money market accounts and/or insured cash sweep accounts with Bank. Subject to the preceding sentence and the final sentence of this Section 6.6, Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all of its Cash in depository and operating accounts with Bank and all of its investment accounts to be managed by Bank or Bank’s Affiliates (but which investment accounts may, for the avoidance of doubt, be held by a third-party custodian, including, without limitation, U.S. Bank) (an “Investment Account”); provided that (i) prior to Borrower maintaining any Investment Accounts with Bank’s Affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such Investments Accounts, in form and substance reasonably satisfactory to Bank. Notwithstanding the foregoing, (a) Borrower shall be permitted to maintain an aggregate amount not to exceed Twenty Thousand Dollars ($20,000) in one or more accounts outside of Bank, and (b) Adicet Israel shall be permitted to maintain an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in one or more foreign accounts outside of Bank

B. Exhibit A to the Agreement is amended by amending or restating, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Availability End Date” means April 19, 2024.

“Fifth Amendment Date” means December 2, 2022.

“Funding Milestone” means receipt by Borrower after the Fifth Amendment Date and on or before September 30, 2023 of at least $60,000,000 from the sale or issuance of its equity securities and/or up-front cash payments from strategic partnerships other than any Regeneron payments.

“Interest Only End Date” means April 19, 2024, provided that upon satisfying the Funding Milestone, Interest Only End Date shall mean October 19, 2024.

“Maturity Date” means October 19, 2026.

“Non-Formula Ancillary Services Maturity Date” means November 30, 2023.

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2)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.
3)
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). No Event of Default exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document. A true and correct copy of each of Borrower’s and Guarantor’s certificate of incorporation and bylaws, as in effect as of the date of this Amendment have been delivered to Bank.
4)
This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
5)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)
The terms of Article 11 of the Agreement are incorporated herein by this reference, mutatis mutandis.
7)
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a.
this Amendment, duly executed by Borrower;
b.
an Affirmation of Guaranty;
c.
payment of a fee of $7,500 plus an amount equal to Bank Expenses relating to this Amendment, which may be debited from any of Borrower’s deposit account maintained with Bank; and
d.
such other documents and completion of such other matters, as Bank may have reasonably requested.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ADICET THERAPEUTICS, INC.

By: /s/ Chen Schor

Name: Chen Schor

Title: President, Secretary & CEO

PACIFIC WESTERN BANK

By: /s/ Steve Kent

Name: Steve Kent

Title: Vice President

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CORPORATE RESOLUTION

I/we hereby certify as follows, as of the date set forth below:

1.
The following is a true and correct copy of certain resolutions adopted by the Board of Directors of Adicet Therapeutics, Inc. (”Borrower”) in accordance with applicable law and the Borrower’s bylaws, and that such resolutions are now unmodified and in full force and effect:

BE IT RESOLVED, that:

(A) Any one (1) of the following, duly elected officers of the Borrower (each, an “Authorized Officer”) whose position, actual signature, email address, and cell phone number is shown below, is authorized to act for, on behalf of, and in the name of the Borrower in connection with the resolutions below:

NAME	POSITION	ACTUAL SIGNATURE	EMAIL ADDRESS	CELL PHONE NUMBER
Chen Schor	President, Secretary & CEO	/s/ Chen Schor

Nick Harvey	CFO	/s/ Nick Harvey

(B) Any Authorized Officer may:

i) Borrow money from time to time from Pacific Western Bank (the “Bank”), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, that certain Fifth Amendment to Loan and Security Agreement dated as of December 2, 2022, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof;

ii) Give security for any liabilities of the Borrower to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Borrower;

iii) Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Borrower, whether or not registered in the name of the Borrower;

iv) Discount with the Bank, commercial or other business paper belonging to the Borrower made or drawn by or upon third parties, without limit as to amount;

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v) Authorize and direct the Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;

vi) Issue a warrant or warrants to purchase the Borrower’s capital stock;

vii) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these resolutions, any or all of which may relate to all or to substantially all of the Borrower’s property and assets;

(C) The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, to use electronic records and signatures to execute, receive, present, deliver, and/or submit any of the Loan Documents (including one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions therefor), and to execute, submit, and/or deliver such other documents, statements, reports, and agreements as he or she may in his or her discretion deem reasonably necessary or proper to carry into effect the provisions of these resolutions.

(D) Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

2.
The resolutions are in full force and effect as of the date set forth below and are intended to replace, as of this date, any resolutions previously given by the Borrower to Bank in connection with the matters described herein; these resolutions and any borrowings or financial accommodations under these resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Borrower or of any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound; and to the extent the articles of incorporation or bylaws of the Borrower or any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound require the vote or consent of shareholders of the Borrower to authorize any act, matter or thing described in the foregoing resolutions, such vote or consent has been obtained.
3.
The officers, employees, and agents named above are duly elected, appointed, or employed by or for Borrower, as the case may be, occupy the positions set forth opposite their respective names, and the email addresses and cell phone numbers provided for each person set forth opposite their respective names are the true and correct email addresses and cell phone numbers for conducting business on behalf of Borrower.

In Witness Whereof, I, the duly elected and qualified Secretary of Borrower, have affixed my name on December 2, 2022.

/s/ Chen Schor

Chen Schor, Secretary*

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*If the certifying officer is designated as one of the Authorized Officers in Section 1(A) above, this certificate must also be signed by a second officer of Borrower.

/s/ Nick Harvey

Nick Harvey, CFO

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